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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-94782), the Registration Statement (Form S-3 No. 333-22211), the Registration Statement (Form S-3 No. 333-43267), the Registration Statement (Form S-3 No. 333-39282), the Registration Statement (Form S-3 No. 333-65592) of Liberty Property Trust and Liberty Property Limited Partnership and the Registration Statement (Form S-3 No. 333-14139), the Registration Statement (Form S-8 No. 333-32244), the Registration Statement (Form S-3 No. 333-53297), the Registration Statement (Form S-3 No. 333-63115), the Registration Statement (Form S-3 No. 333-37218), the Registration Statement (Form S-3 No. 333-45032), the Registration Statement (Form S-8 No. 333-62504), the Registration Statement (Form S-8 No. 333-62506), the Registration Statement (Form S-3 No. 333-63494), the Registration Statement (Form S-3 No. 333-63978), the Registration Statement (Form S-3 No. 333-91702) of Liberty Property Trust and in the related Prospectus of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Liberty Property Trust included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Philadelphia, Pennsylvania                         /s/ Ernst & Young LLP
March 8, 2004